UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 8, 2008
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1: UNDERWRITING AGREEMENT
EX-1.2: PRICING AGREEMENT

Item 8.01 Other Events
     On October 8, 2008, MetLife, Inc., a Delaware corporation (“MetLife”), entered into (i) an underwriting agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference), and (ii) a pricing agreement (attached hereto as Exhibit 1.2 and incorporated herein by reference) (the “Pricing Agreement”) relating to the sale of 75,000,000 shares of MetLife’s common stock, par value $0.01 per share (the “Common Stock”), each among MetLife and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named in Schedule I to the Pricing Agreement (the “Underwriters”), at an initial public offering price of $26.50 per share. To the extent that the Underwriters sell more than 75,000,000 shares of Common Stock, the Underwriters have the option (for 30 days from the date of the underwriting agreement) to purchase up to an additional 11,250,000 shares of Common Stock from MetLife.
     The Common Stock is being offered and sold pursuant to the shelf registration statement on Form S-3 (File No. 333-147180) filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 6, 2007, and a prospectus supplement dated October 8, 2008 (the “Prospectus Supplement”). The terms of the Common Stock are set forth in the Prospectus Supplement (filed on October 10, 2008 with the Commission pursuant to Rule 424(b)(2) under the Securities Act).
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits
1.1	Underwriting Agreement dated October 8, 2008 among MetLife and the Underwriters.

1.2	Pricing Agreement dated October 8, 2008 among MetLife and the Underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: October 10, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Underwriting Agreement dated October 8, 2008 among Metlife and the Underwriters.
1.2	Pricing Agreement dated October 8, 2008 among Metlife and the Underwriters.